UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : April 12, 2006

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition

On April 12, 2006, Richardson Electronics, Ltd. issued a press release reporting preliminary sales for its fiscal third quarter ended March 4, 2006 and forecasted fourth quarter sales. A copy of the press release is furnished below:

Richardson Electronics, Ltd. Announces Preliminary Third Quarter Sales and Forecasted Fourth Quarter Sales

LaFox, IL, Wednesday, April 12, 2006: Richardson Electronics, Ltd. (NASDAQ: RELL) announced today preliminary results for the third quarter of fiscal 2006, which ended March 4, 2006. Sales in the quarter are expected to be approximately $152.0 million, which would represent a 7.3% increase over the prior year’s third quarter sales of $141.7 million. The increase in sales in the third quarter of fiscal 2006 was led by the Display Systems Group and the RF, Wireless & Power Division which increased approximately 20.2% and 11.6%, respectively, over the third quarter of fiscal 2005. The Company expects double-digit growth in its gross margin for the third quarter of fiscal 2006 over its gross margin of $33.7 million in the third quarter last year.

In line with the Company’s normal quarterly process, the Company also announced its sales forecast for the fourth quarter of fiscal 2006. Sales in the fourth quarter of fiscal 2006 are forecasted to be $162.0 million, a 10.0% increase over last year’s fourth quarter sales of $147.3 million.

As a result of the ongoing evaluation of previously announced accounting errors, the Company does not expect to file its Form 10-Q for its fiscal quarter ended March 4, 2006 by the filing deadline. The Company intends to file the report on Form 10-Q for that period as soon as possible. The Company also intends to file amended reports for any prior periods, if it determines that it is necessary to restate the financial statements for any such periods as a result of the accounting correction.

This release includes certain “forward-looking” statements as defined by the SEC. Statements in this press release regarding the Company’s business which are not historical facts represent “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the risk factors described under “Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995” in the Company’s annual report on Form 10-K. The Company assumes no responsibility to update the forward-looking statements in this release as a result of new information, future events, or otherwise.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “Engineered Solutions,” serving the RF, Wireless & Power Conversion; Electron Device; Security; and Display Systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: April 13, 2006	By:	/s/ David J. DeNeve
	Name:	David J. DeNeve
	Title:	Senior Vice President and
Chief Financial Officer